UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 1999

                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)

    Maryland                        1-13589                       36-4173047
(State or other             (Commission File Number)           (I.R.S. Employer
 jurisdiction of                                                Identification
 incorporation or                                                   Number)
 organization)

77 West Wacker Drive, Suite 3900, Chicago Illinois                   60601
     (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (312) 917-1300

                                       N/A
          (Former name of former address, if changed since last report)










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
ITEM 5.  OTHER EVENTS

The registrant has announced adjusted GAAP earnings for the four quarters ended December 31, 1998. A press release dated March 31, 1999 relating to this is attached to this Report. This Current Report on Form 8-K is being filed in accordance with Rule 135c (d) of the Securities Act of 1933, as amended. The text of the press release is as follows:



















































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
COMPANY       Richard S. Curto                   William M. Karnes
CONTACTS:     President and                      Executive Vice President
              Chief Executive Officer            Chief Financial Officer
              312/917-1300                       312/917-1300

FOR IMMEDIATE RELEASE
---------------------

            PRIME GROUP REALTY TRUST REPORTS A POSITIVE ADJUSTMENT TO
                               1998 GAAP EARNINGS

Chicago, March 31, 1999 -- Prime Group Realty Trust (NYSE:PGE) today announced a positive adjustment to GAAP earnings for the four quarters ended December 31, 1998. This adjustment had no impact on previously reported Funds from Operations, income before minority interests or distributions to either common shares or minority interests. The revised earnings result from a reallocation of the income between the Company's shareholders and minority interests. The effect of the reallocation is to increase the net income available to common shareholders for the various periods shown in the table below. The revisions to 1998 GAAP earnings will be reflected in the Company's Form 10-K for the year ended December 31, 1998, and the Company intends to promptly file amendments to its 1998 Form 10-Qs to reflect the effects of this positive adjustment.

                                             Year ended December 31, 1998
                                      ---------------------------------------
                                       First  Second   Third   Fourth
                                      Quarter Quarter Quarter Quarter  Total
                                      ------- ------- ------- ------- --------
                                      (In thousands, except per share amounts)
Previously reported income
before minority interests
and extraordinary items (no change)   $ 5,191 $ 7,215 $ 9,689 $ 8,771 $ 30,866
                                      ======= ======= ======= ======= ========

Previously reported income
allocated to minority interests       $ 2,271 $ 2,896 $ 3,902 $ 3,560 $ 12,629
                                      ======= ======= ======= ======= ========

Revised income
allocated to minority interests       $ 1,965 $ 2,352 $ 2,704 $ 2,347 $  9,368
                                      ======= ======= ======= ======= ========

Previously reported net income        $ 2,920 $ 3,794 $ 5,787 $ 4,483 $ 16,984
                                      ======= ======= ======= ======= ========

Revised net income                    $ 3,226 $ 4,338 $ 6,985 $ 5,696 $ 20,245
                                      ======= ======= ======= ======= ========

Previously reported net income        $ 2,220 $ 2,453 $ 2,837 $ 1,503 $  9,013
applicable to common shares           ======= ======= ======= ======= ========

Revised net income
applicable to common shares           $ 2,526 $ 2,997 $ 4,035 $ 2,716 $ 12,274
                                      ======= ======= ======= ======= ========

Previously reported net
income per diluted common share       $  0.17 $  0.16 $  0.18 $  0.10 $   0.61
                                      ======= ======= ======= ======= ========

Revised net income per
diluted common share                  $  0.19 $  0.19 $  0.26 $  0.18 $   0.83
                                      ======= ======= ======= ======= ========




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
Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. Including properties purchased since the end of 1998, the Company's portfolio consists of 27 office properties, containing an aggregate of 8.2 million net rentable square feet and 48 industrial properties containing an aggregate of 6.1 million net rentable square feet. The portfolio also includes 225.0 acres of developable land and rights to acquire more than
325.8 additional acres of developable land which management believes could be developed with approximately 12.3 million rentable square feet of additional office and industrial space.

This press release contains certain forward-looking statements. The words "believes", "expects", "anticipates", "estimates" and similar words or expressions are generally intended to identify forward-looking statements. These statements involve risks and uncertainties and actual results may vary. For further information, reference should be made to Prime Group Realty Trust's filings with the Securities and Exchange Commission.

























































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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PRIME GROUP REALTY TRUST
                                               ------------------------
                                                Registrant

                                                /s/ William M. Karnes
                                                --------------------------
                                                    William M. Karnes
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date: March 31, 1999




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